UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2014

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 30, 2014, Amphenol Corporation (the “Company”) issued and sold $750,000,000 aggregate principal amount of its 2.55% Senior Notes due 2019 (the “Notes”) pursuant to the Company’s Registration Statement on Form S-3 (No. 333-193385), including the related Prospectus dated January 16, 2014, as supplemented by the Prospectus Supplement dated January 23, 2014.  The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated January 23, 2014, by and between the Company and Barclays Capital Inc., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule A thereto.

The Notes were sold to the public at a price of 99.846% of the principal amount, and the Company received net proceeds of approximately $743.1 million from the offering after deducting the underwriting discounts and estimated offering expenses.  The Company intends to use all of the net proceeds of this offering to repay amounts outstanding under its revolving credit facility.

The Notes were issued pursuant to an indenture dated as of November 5, 2009 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), and certain of the terms of the Notes were established pursuant to an Officers’ Certificate dated January 30, 2014 (the “Officers’ Certificate”) in accordance with the Indenture.  The Indenture and Officers’ Certificate contain certain covenants and events of default and other customary provisions.

The Notes bear interest at a rate of 2.55% per year.  Interest on the Notes is payable semi-annually on January 30 and July 30 of each year, beginning on July 30, 2014.  The Company will make each interest payment to the holders of record on the immediately preceding January 15 and July 15.  The Notes will mature on January 30, 2019.  Prior to December 30, 2018 (one month prior to the maturity date), the Company may redeem some or all of the notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus a ‘‘make-whole’’ premium. On or after December 30, 2018 (one month prior to the maturity date), the Company may redeem the notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.  The Notes are unsecured and rank equally in right of payment with all of the Company’s other unsecured senior indebtedness.

The above descriptions of the Indenture, the Officers’ Certificate and the Notes are qualified in their entirety by reference to the Indenture, the Officers’ Certificate and the Notes, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

The exhibits to this Current Report on Form 8-K are hereby incorporated by reference in the Registration Statement (No. 333-193385).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The foregoing terms and conditions of the Indenture, the Officers’ Certificate and the Notes described in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit 4.1	Indenture, dated as of November 5, 2009, between Amphenol Corporation and The Bank of New York Mellon, as trustee (filed as Exhibit 4.1 to the Form 8-K filed on November 5, 2009)

Exhibit 4.2	Officers’ Certificate, dated January 30, 2014, establishing the Notes pursuant to the Indenture

Exhibit 4.3	Form of Global Note

Exhibit 5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the Notes issued by Amphenol Corporation

Exhibit 23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPHENOL CORPORATION

	By:	/s/ Diana G. Reardon
Diana G. Reardon
Executive Vice President and Chief Financial Officer

Date: January 30, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of November 5, 2009, between Amphenol Corporation and The Bank of New York Mellon, as trustee (filed as Exhibit 4.1 to the Form 8-K filed on November 5, 2009)

4.2	Officers’ Certificate, dated January 30, 2014, establishing the Notes pursuant to the Indenture

4.3	Form of Global Note

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the Notes issued by the Company

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)